EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT
The following are the direct and indirect subsidiaries of Sterling Financial Corporation:

Subsidiary	State of Incorporation or Organization
Bank of Lancaster County, N.A. 1 East Main Street PO Box 0300 Strasburg, PA 17579	(National Banking Association)

Town & Country Leasing, LLC 1097 Commercial Avenue East Petersburg, PA 17520	Pennsylvania

Sterling Financial Trust Company 101 North Pointe Boulevard Lancaster, PA 17601-4133	Pennsylvania

Sterling Community Development Corporation, L.L.C. 101 North Pointe Boulevard Lancaster, PA 17601	Pennsylvania

Equipment Finance LLC 118 West Airport Road Lititz, PA 17543	Pennsylvania

EFI Holdings, Inc. Wilmington, DE 19803	Delaware

Bank of Hanover and Trust Company 25 Carlisle Street Hanover, PA 17371	Pennsylvania

Bay First Bank, N.A. 14 S. Main Street North East, Maryland 21901	(National Banking Association)

Pennsylvania State Bank 2148 Market Street Camp Hill, PA 17011	Pennsylvania

Delaware Sterling Bank & Trust Company 630 Churchman’s Road, Suite 204 Christiana, DE 19702	Delaware

Church Capital Management LLC 301 Oxford Valley Road, Suite 801B Yardley, PA 19067	Pennsylvania

Bainbridge Securities, Inc. 301 Oxford Valley Road, Suite 801B Yardley, PA 19067	Pennsylvania

Lancaster Insurance Group, LLC 115 South Centerville Road Lancaster, PA 17601	Pennsylvania

BankersRE Insurance Group, SPC Cells P5 and P8 Grand Cayman, Cayman Island, BWI	Cayman Islands

Subsidiary	State of Incorporation or Organization
HOVB Investment Company 103 Foulk Road, Suite 202 Wilmington, DE 19803	Delaware

T & C Leasing, Inc. 1097 Commercial Avenue East Petersburg, PA 17520	Pennsylvania

Sterling Mortgage Services, Inc. 101 North Point Boulevard Lancaster, PA 17601-4133	Pennsylvania

Sterling Financial Statutory Trust I (1) 101 North Pointe Boulevard Lancaster, PA 17601	Connecticut

Sterling Financial Statutory Trust II (1) 101 North Pointe Boulevard Lancaster, PA 17601	Connecticut

Sterling Financial Statutory Trust III (1) 101 North Pointe Boulevard Lancaster, PA 17601	Delaware

Sterling Financial Statutory Trust IV (1) 101 North Pointe Boulevard Lancaster, PA 17601	Delaware
(1)	Sterling owns 100% of Trust I, Trust II, Trust III and Trust IV, however, they are not included in the consolidated financial statements as per FIN 46.